Q BIOMED INC. ANNOUNCES ENTRY INTO DEFINITIVE FUNDING AGREEMENT FOR UP TO $4,000,000

 Capital injection provides runway to bring FDA approved cancer palliation drug to market in early 2017 and continue advancing our glaucoma drug.

NEW YORK, November 30, 2016 — Q BioMed Inc. (OTCQB: QBIO), is pleased to announce that it has entered into a definitive agreement with Yorkville Advisors Global (“Yorkville”) for up to $4,000,000 of convertible debentures. We have closed on the initial tranche of $1,500,000 and expect to close on the balance pending the effective registration of the underlying shares.

The conversion of the Yorkville debentures shall be at the lower of $4.00 or a 7% discount to market, with a floor price of $2.00. Please see our 8-K filing today for further details.

Q BIoMed Inc. CEO, Denis Corin said, “We are very pleased to partner with Yorkville at this very exciting time in our evolution. Having a revenue ready drug in hand with the capital to execute on the production, manufacturing and roll out of the drug provides a real catalyst for Q BioMed. In addition to the near term revenue, we see significant upside in both the treatment of metastatic bone cancer (palliation) with our Strontium Chloride 89 radiopharmaceutical (“SR89”) as well as the continued development of the Man-01 glaucoma drug.”

SR89 is indicated for the treatment of pain associated with metastatic bone cancer. The generic radiopharmaceutical provides long lasting relief for patients suffering from debilitating bone pain due to metastatic cancer, typically caused by advanced-stage breast, prostate or lung cancer. It has been proven to provide a long-term effect resulting in non-narcotic cancer pain relief and enhanced quality of life.

There are approximately 350,000 cases of patients living with bone metastases in the US alone. An additional 380,000 new diagnoses of patients with breast and lung cancer per year and approximately 1 in 3 of those will develop bone metastases.  Approximately 80% of patients using SR89 have reported experiencing a substantial decrease in pain, an increase in physical activity and a reduction in the need for opiate analgesics, such as morphine. This represents a very significant market and an opportunity to bring an effective and much needed product to many patients in need.

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About Q BioMed Inc.
Q BioMed Inc.”Q“ is a biomedical acceleration and development company. We are focused on licensing and acquiring biomedical assets across the healthcare spectrum. Q is dedicated to providing these target assets the strategic resources, developmental support, and expansion capital the need to ensure they meet their developmental potential, enabling them to provide products to patients in need.

Forward-Looking Statements:
This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; risks relating to the results of research and development activities; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Denis Corin
CEO
Q BioMed Inc.
1 888 357 2435

Source: Q BioMed Inc.